UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 27, 2018

VICON INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

New York	1-7939	11-2160665
(State of Incorporation or	(Commission File Number)	(IRS Employer
Organization)		Identification No.)

135 Fell Court, Hauppauge, New York	11788
(Address of Principal Executive Offices)	(Zip Code)

(631) 952-2288
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On July 27, 2018, Vicon Industries, Inc. (the "Company") entered into an amendment (the “Amendment”) to its Credit Agreement with NIL Funding Corporation (the “Lender”) dated as of April 20, 2017, which Amendment provides that, among other things, (a) from June 12, 2018 until September 1, 2018, the minimum tangible net worth covenant contained in Section 4.9 of the Credit Agreement will be of no force or effect, (b) from June 12, 2018 until September 2, 2018, the Corporation will not be permitted to borrow any additional funds from the Lender, and (c) the Lender waives any Event of Default (as defined in the Credit Agreement) with respect to Section 4.9 of the Credit Agreement that may have occurred prior to June 12, 2018. The Lender received a specified remuneration as an inducement to enter into the Amendment.

The foregoing summary description of the Amendment is qualified by reference to the full text thereof, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein in its entirety.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	First Amendment to Second Amended and Restated Credit Agreement with Consent of Guarantor by and among Vicon Industries, Inc., NIL Funding Corporation and IQinVision, Inc., dated as of July 27, 2018

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 2, 2018

VICON INDUSTRIES, INC.

By: /s/ John M. Badke
John M. Badke
Chief Operating Officer and
Chief Financial Officer